                     PLEASE READ THIS CERTIFICATE CAREFULLY

ANNUITY BENEFIT PAYMENTS AND OTHER VALUES PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VALUE OF THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION.

                          RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this Certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund gross payments.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                      Home Office: Worcester, Massachusetts
      Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653



This Certificate is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts or the Fixed Account. While this Certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.

       Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets. Administrative Charge: .15 % on an annual basis of the daily value of the Sub-Account assets. Certificate
       Fee: $30, if the Accumulated Value is less than $75,000. Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable Sub-Account(s) is 4.40% (if a 3% AIR is chosen) or 6.40% (if a 5% AIR is chosen).

       President                                   Secretary






         Flexible Payment Individual Deferred Fixed and Variable Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

                                TABLE OF CONTENTS

SPECIFICATIONS.................................................................3

DEFINITIONS....................................................................6
OWNER, ANNUITANT AND BENEFICIARY...............................................8

THE ACCUMULATION PHASE

         PAYMENTS.............................................................10

         PAYMENT CREDITS......................................................10

         VALUES...............................................................10

         TRANSFER.............................................................12
         WITHDRAWAL AND SURRENDER.............................................12
         DEATH BENEFIT........................................................15

THE PAYOUT PHASE

         ANNUITY BENEFIT......................................................17
         TRANSFER.............................................................19
         WITHDRAWAL...........................................................20

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS............................21

         DEATH OF THE ANNUITANT...............................................21

         ANNUITY BENEFIT PAYMENT OPTIONS......................................22

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS............................22
         ANNUITY OPTION RATE TABLES...........................................22

GENERAL PROVISIONS............................................................26

                                 SPECIFICATIONS

Certificate Type:             Non-Qualified       Certificate Number:                               zz00000000
Issue Date:                   01/01/2000          Annuity Date:                                     01/01/2025
                                                  (Must be at least 1 year after the issue date)

Owner:                        John Doe            Owner Date of Birth:                              01/01/1960
Joint Owner:                  Jack Doe            Joint Owner Date of Birth:                        01/01/1960

Annuitant:                    Mary Doe            Annuitant Date of Birth:                          01/01/1950
Joint Annuitant:              Michael Doe         Joint Annuitant Date of Birth:                    01/01/1950

                                                  Beneficiary(ies):
                                                  Primary:                                          Surviving Joint Owner, if any
                                                  1st Contingent:                                   Michael Doe
                                                  2nd Contingent:                                   Mary Doe

Payment Credit Percentage:    5% of each Payment

Minimum Fixed Account                             Minimum Additional Payment
Guaranteed Interest Rate:     3%                  Amount:                                           $50.00

Minimum Withdrawal                                Minimum Annuity Benefit Payment:                  $20.00
Amount:                       $100.00




Surrender Charge Table:

                              Years From                 Surrender Charge as a
                              Date of Payment            Percent of the Payments
                              To Date of Withdrawal      Withdrawn
                              --------------------------------------------------
                              Less Than:           1             8 1/2%
                                                   2             8 1/2%
                                                   3             8 1/2%
                                                   4             8 1/2%
                                                   5             7 1/2%
                                                   6             6 1/2%
                                                   7             5 1/2%
                                                   8             3 1/2%
                                                   9             1 1/2%
                                          Thereafter                 0%

Withdrawal Without Surrender Charge Percentage:  [15%]
Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.
Present Value Withdrawal Amount: 100% of Present Value of remaining guaranteed annuity benefit payment if the Payments Guaranteed for a Specified Number of Years annuity option is selected.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [1-800-782-8380]

Owner:                        John Doe            Certificate Number:                               zz00000000

Joint Owner:                  Jack Doe

Initial Payment:              $25,000

Payment Allocation:           (The Initial Payment is allocated in the following manner:)



            Variable Sub-Accounts:
            ---------------------

[AIT Equity Index                                            Fidelity VIP Eq. Inc
AIT Money Market                                             Fidelity VIP Growth
AIT Select Aggr. Growth                                      Fidelity VIP High Inc.
AIT Select Capital Appr.                                     Fidelity VIP II Contrafund
AIT Select Emerging Markets                                  Fidelity VIP III Growth & Income
AIT Select Growth and Income                                 Fidelity VIP III Mid Cap
AIT Select International Equity
AIT Select Investment Grade Income                           Franklin Small Cap
AIT Select Strategic Growth                                  Mutual Shares Securities
AIT Select Strategic Income                                  Templeton Pacific Growth Securities
AIT Select Value Opportunity
                                                             Invesco VIF Dynamics

AIM VI Aggressive Growth                                     Invesco VIF Health Sciences
AIM VI Blue Chip Fund
AIM VI Value Fund                                            Janus Aspen Aggressive Growth

                                                             Janus Aspen Growth

Alliance Premier Growth                                      Janus Aspen Growth and Income
Alliance Growth and Income                                   Janus Aspen International Growth

Deutsche VIT EAFE Equity Index                               KSV Dreman Financial Services Portfolio
Deutsche VIT Small Cap Index                                 Kemper Technology Growth

                                                             T. Rowe Price Int'l]

    FIXED ACCOUNT:

    Initial Interest Rate (applies only to Initial Payment)             [5.5%]


         100%                       TOTAL OF ALL ACCOUNTS

Owner:                        John Doe            Certificate Number:                               zz00000000

Joint Owner:                  Jack Doe

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:


         EDB Charge:                              .15% on an annual basis of the
                                                  Accumulated Value of the
                                                  Certificate deducted Pro Rata
                                                  on the last day of each month.
                                                  A prorated charge will be
                                                  deducted upon termination.]

                                   DEFINITIONS

Accumulated Value            The aggregate value of all accounts in this
                             Certificate before the Annuity Date. As long as the
                             Accumulated Value is greater than zero, the
                             Certificate will stay in effect.

Accumulation Unit            A measure used to calculate the value of a
                             Sub-Account before annuity benefit payments begin.

Annuitant                    On and after the Annuity Date, the person upon
                             whose continuation of life annuity benefit payments
                             involving life contingency depend. Joint Annuitants
                             are permitted and unless otherwise indicated, any
                             reference to Annuitant shall include Joint
                             Annuitants.

Annuity Date                 The date annuity benefit payments begin. The
                             Annuity Date is shown on the Specifications page.
                             The Annuity Date is based on the age of the oldest
                             Owner. If there is a non-natural Owner, the Annuity
                             Date is based upon the age of the oldest Annuitant.
                             The Annuity Date can be changed to the maximum
                             alternative Annuity Date (see Specifications page),
                             which is the Owner's 90th birthday.

Annuity Unit                 A measure used to calculate annuity benefit
                             payments under a variable annuity option.

Beneficiary                  The person, persons or entity entitled to the Death
                             Benefit prior to the Annuity Date or any annuity
                             benefit payments upon the death of the Owner on or
                             after the Annuity Date.

Certificate                  The Certificate is issued under the Group Annuity
                             Contract No. A3028.NY-00GRPU by the Company.

Company                      First Allmerica Financial Life Insurance Company.

Certificate Year             A one-year period based on the issue date or an
                             anniversary thereof.

Effective Valuation Date     The Valuation Date on or immediately following the
                             day a payment, request for transfer, withdrawal or
                             surrender, or proof of death is received at the
                             Principal Office.

Fixed Account                The part of the Company's General Account to which
                             all or a portion of a Payment or transfer may be
                             allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account              All assets of the Company that are not allocated to
                             a Separate Account.

Gross Payment Base           Total gross payments made to the Certificate
                             reduced by withdrawals which exceed the Withdrawal
                             Without Surrender Charge amount.

Group Annuity Contract       The Company's Group Annuity Contract
                             No. A3028.NY-00GRPU, issued to [Trust X].

Participant (Owner)          A client of a Broker-Dealer participating in [Trust
                             X] and the person or entity entitled to exercise
                             the rights and privileges of ownership under this
                             Certificate. (hereinafter referred to as the
                             Owner). Joint Owners are permitted and unless
                             otherwise indicated, any reference to Owner shall
                             include joint Owners.

Payment Credit               The amount credited to the Certificate by the
                             Company each time a Payment is made into the
                             Certificate.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Qualified Certificate        A Certificate that is purchased in connection with
                             a retirement plan which meets the requirements of
                             Sections 401, 403, 408 and 408A of the Internal
                             Revenue Code.

Separate Account             A segregated account established by the Company.
                             The assets in a Separate Account are not commingled
                             with the Company's general assets and obligations.
                             The assets of a Separate Account are not subject to
                             claims arising out of any other business the
                             Company may conduct.

State The state or jurisdiction in which the Certificate is delivered.

Sub-Account                  A Variable Account subdivision that invests
                             exclusively in shares of a corresponding Fund.

Surrender Value              The amount payable to the Owner on full surrender
                             equal to the Accumulated Value less any surrender
                             charge and Certificate fee.

Survivor Annuity Benefit     The number of Annuity Units (under a variable joint
Percentage                   life annuitization option) or the dollar value of
                             the annuity benefit payments (under a fixed joint
                             life annuitization option) paid during the
                             surviving Annuitant's life may be less than or
                             equal to the number of Annuity Units or dollars
                             paid when both individuals are living. The Survivor
                             Annuity Benefit Percentage is the percentage of
                             total Annuity Units or dollars paid in each annuity
                             benefit during the survivor's life. For example,
                             with a Joint and Two-thirds Survivor Option, the
                             Survivor Annuity Benefit Percentage is 66 2/3 %.
                             This percentage is only applicable after the death
                             of the first Annuitant.

Valuation Date               A day the values of all units are determined.
                             Valuation Dates occur on each day the New York
                             Stock Exchange is open for trading, or such other
                             dates when there is sufficient trading in a Fund's
                             portfolio securities such that the current unit
                             value may be materially affected.

Valuation Period             The interval between two consecutive Valuation
                             Dates.

Variable Account             The Company's Separate Account, consisting of
                             Sub-Accounts that invest in the underlying Funds.

                             OWNER, ANNUITANT AND BENEFICIARY

Participant (Owner)          When the Certificate is issued, the Owner will be
                             as shown on the Specifications page. The Owner may
                             be changed in accordance with the terms of this
                             Certificate. Upon the death of an Owner prior to
                             the Annuity Date, a Death Benefit is paid and the
                             Certificate will no longer continue. The Maximum
                             Alternative Annuity Date is based upon the age of
                             the oldest Owner.

                             The Owner may exercise all rights and options granted in this Certificate or by the Company, subject to the consent of any irrevocable
                             Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                   Prior to the Annuity Date and prior to the death of
                             an Owner, the Owner may be changed at any time.
                             Only the Owner may assign this Certificate. An
                             absolute assignment will transfer ownership to the
                             assignee. This Certificate may also be collaterally
                             assigned as security. The limitations on ownership
                             rights while the collateral assignment is in effect
                             are stated in the assignment. Additional
                             limitations may exist for Certificates issued under
                             provisions of the Internal Revenue Code.

                             An assignment will take place only when the Company has actually received a Request at the Principal
                             Office. The Company will not be deemed to know of the assignment until it has received the Request.
                             When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                             The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                    When the Certificate is issued, the Annuitant will
                             be as shown on the Specifications page. The
                             Annuitant may be changed in accordance with the
                             terms of this Certificate. Prior to the Annuity
                             Date, an Annuitant may be replaced or added unless
                             the Owner is a non-natural person. At all times
                             there must be at least one Annuitant. If the
                             Annuitant dies and a replacement is not named, the
                             Owner will be considered to be the new Annuitant.
                             Upon the death of an Annuitant prior to the Annuity
                             Date, a Death Benefit is not paid unless the Owner
                             is a non-natural person. If an annuitant is also an
                             Owner and dies, then the Owner death benefit will
                             apply.

                             A change of Annuitant will take place only when the Company has actually received a Request and received the change at the Principal Office. The
                             Company will not be deemed to know of the change of Annuitant until it has received the Request. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received .

Beneficiary                  The Beneficiary is as named on the Specifications
                             page unless subsequently changed. The Owner may
                             declare any Beneficiary to be revocable or
                             irrevocable. A revocable Beneficiary may be changed
                             at any time prior to the Annuity Date and before
                             the death of an Owner or after the Annuity Date and
                             before the death of the Annuitant. An irrevocable
                             Beneficiary must consent in writing to any change.
                             Unless otherwise indicated, the Beneficiary will be
                             revocable.

                             A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                             All benefits payable to the Beneficiary under this Certificate will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving
                             Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                             The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds       To the extent allowed by law, this Certificate and
                             any payments made under it will be exempt from the
                             claims of creditors.

                             THE ACCUMULATION PHASE


                             PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment              The Initial Payment is shown on the Specifications
                             page.

Additional Payments          Prior to the Annuity Date and before the death of
                             an Owner, the Owner may make additional Payments of
                             at least the Minimum Additional Payment Amount (see
                             Specifications page). Total Payments made may not
                             exceed $5,000,000 without the Company's consent.

Payment Allocations          Payments will be allocated in accordance with the
                             Payment Allocation, shown on the Specifications
                             page. Each subsequent Payment will be allocated in
                             the same manner unless allocation instructions
                             accompany the Payment or the Payment Allocation is
                             changed by the Owner.

                             PAYMENT CREDITS

                             Each time the Owner makes a Payment to the Certificate, the Company will credit an amount equal to such Payment multiplied by the Payment
                             Credit Percentage (see Specifications page). This amount will be credited to the Certificate's
                             Accumulated Value. Each Payment Credit will be allocated in the same manner as its corresponding
                             Payment.

                             VALUES

Value of the Variable        The value of a Sub-Account on a Valuation Date is
Account                      determined by multiplying the Accumulation Units in
                             that Sub-Account by the Accumulation Unit Value as
                             of the Valuation Date.

                             Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit            The value of a Sub-Account Accumulation Unit as of
Values                       any Valuation Date is determined by multiplying the
                             value of an Accumulation Unit for the preceding
                             Valuation Date by the Net Investment Factor for
                             that Valuation Period.

Net Investment Factor        The Net Investment Factor measures the investment
                             performance of a Sub-Account from one Valuation
                             Period to the next. This factor is equal to
                             1.000000 plus the result (which may be positive or
                             negative) from dividing (a) by (b) and subtracting
                             (c) and (d) where:

                                    (a) is the investment income of a
                                        Sub-Account for the Valuation Period,
                                        including realized or unrealized capital gains and losses during the Valuation
                                        Period, adjusted for provisions made for taxes, if any;

                                    (b) is the value of that Sub-Account's
                                        assets at the beginning of the Valuation
                                        Period;

                                    (c) is the Mortality and Expense Risk Charge
                                        applicable to the current Valuation
                                        Period (see Specifications page) plus
                                        any applicable Rider charges; and

                                    (d) is the Administrative Charge applicable
                                        to the current Valuation Period (see
                                        Specifications page).

                             The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the Certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed           Amounts allocated to the Fixed Account receive
Account                      interest at rates periodically set by the Company.
                             The Company guarantees that the initial rate of
                             interest in effect when an amount is allocated to
                             the Fixed Account will remain in effect for that
                             amount for one year or until such amount is
                             transferred out of the Fixed Account, whichever is
                             sooner. Thereafter, the rate of interest for that
                             amount will be the Company's current interest rate,
                             but no less than the Minimum Fixed Account
                             Guaranteed Interest Rate (see Specifications page).

                             The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed
                             Account will be at least equal to the minimum required by law in the State of New York.

Certificate Fee              Prior to the Annuity Date on each Certificate
                             anniversary and when the Certificate is
                             surrendered, the Company will deduct a Certificate
                             Fee (see Specifications page) Pro Rata.

                             TRANSFER

                             Prior to the Annuity Date, by Request the Owner may transfer amounts among accounts by Request to the Principal Office.

                             There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

Automatic Transfers          Prior to the Annuity Date, by Request, the Owner
                             may elect automatic transfers (Dollar Cost
                             Averaging) of at least $100 on a periodic basis to
                             one or more Sub-Accounts from one of the following
                             source accounts: (1) the Fixed Account; (2) the
                             Money Market Sub-Account; or (3) any additional
                             Sub-Accounts that the Company may offer under its
                             then current rules. Automatic transfers may not be
                             made into the Fixed Account or into a Sub-Account
                             that is to be used as the source account.

                             Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual basis.
                             The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent contract year(s) will be treated as one transfer for the purposes of the Transfer Provision regardless of how many Sub-Accounts are involved.
                             (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement upon advance written notice to the Owner). If an automatic transfer would reduce the balance in the source account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen
                             Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an automatic transfer is to occur is zero or until the Owner's Request is received at the Principal
                             Office.

Automatic Rebalancing        Prior to the Annuity Date, by Request, the Owner
                             may elect automatic rebalancing (Automatic Account
                             Rebalancing) of Sub-Account allocations to be made
                             at least as frequently as monthly, bi-monthly,
                             quarterly, semi-annually or annually. The Owner
                             will designate the percentage allocation for
                             amounts invested in each of the Sub-Accounts
                             chosen. On the periodic transfer dates specified by
                             the Owner, the Company will review the percentage
                             allocation in the various Sub-Accounts and, as
                             necessary, transfer funds in order to reestablish
                             the original designated percentage allocation mix.
                             The first automatic rebalancing and any subsequent
                             rebalancing in the same or subsequent contract
                             year(s) will be treated as one transfer for the
                             purposes of the Transfer Provision regardless of
                             how many Sub-Accounts are involved. The arrangement
                             will terminate when the Owner's Request is received
                             at the Principal Office. (The Company reserves the
                             right to limit the number of Sub-Accounts that may
                             be utilized for automatic rebalancing and to
                             discontinue the arrangement upon advance written
                             notice to the Owner).


                             WITHDRAWAL AND SURRENDER

                             Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the Certificate for its Surrender Value.

                             Any withdrawal must be at least the Minimum
                             Withdrawal Amount (see Specifications page). The
                             Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn.

                             When surrendered, this Certificate terminates and the Company has no further liability under it. The
                             Surrender Value will be the Accumulated Value on the Effective Valuation Date less any surrender charge and Certificate fee.

                             Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received except that the Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account during any period with (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange
                             Commission such that disposal of portfolio securities or valuation of assets of the Separate
                             Account is not reasonably practicable.

                             Amounts taken from the Fixed Account will normally be paid within 7 days of receipt of a Request. The
                             Company may defer payment for up to six months from the receipt date. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company.
                             However, no interest will be paid if it is less than $25 or the delay is pursuant to New York law.

Systematic Withdrawal        Prior to the Annuity Date, by Request, the Owner
                             may elect an automatic schedule of withdrawals
                             (systematic withdrawals) from amounts in the
                             Sub-Account and/or the Fixed Account on a monthly,
                             bi-monthly, quarterly, semi-annual or annual basis.
                             The amount of each automatic withdrawal must meet
                             the minimum withdrawal requirements discussed in
                             the paragraph above and will be subject to any
                             applicable surrender charges. The Owner must
                             designate by written Request the specific dollar
                             amount of each withdrawal and the percentage of
                             this amount which should be taken from each
                             designated Sub-Account and/or the Fixed Account, or
                             the Owner may elect to withdraw a specific
                             percentage of the Accumulated Value calculated as
                             of the withdrawal dates and may designate the
                             percentage of this amount which should be taken
                             from each account. Systematic withdrawals will not
                             begin before the 16th day following the issue date.
                             The first withdrawal will take place on the date
                             the Request is received at the Principal Office or,
                             if later, on a date specified by the Owner.

                             Systematic withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate systematic withdrawals by Request to the Principal
                             Office only.

Withdrawal Without           Prior to the Annuity Date, In each calendar year,
Surrender Charge             by Request, the Owner may take withdrawals up to
                             the greater of (a) or (b) without a surrender
                             charge

                             where:

                             (a)   is cumulative earnings excluding Payment
                                   Credits, calculated by determining the
                                   Accumulated Value as of the Effective
                                   Valuation Date reduced by total gross
                                   payments and Payment Credits not previously withdrawn; and

                             (b) is a percent (see Specifications page) of the Gross Payment Base as of the Effective
                                   Valuation Date, reduced by any prior
                                   Withdrawal Without Surrender Charge made in the same calendar year.

                             The Withdrawal Without Surrender Charge will first be deducted from cumulative earnings even if it is based upon (b) above. To the extent that it exceeds cumulative earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Life Expectancy              Prior to the Annuity Date, For Qualified
                             Certificates, the Owner may, in each Expectancy
                             Distribution calendar year, by Request, withdraw
                             without surrender charge, the amount of the Life
                             Expectancy Distribution Amount ("LED") benefit
                             available under the Company's then current LED
                             rules that exceeds the Withdrawal Without Surrender
                             charge amount. Each calendar year the LED benefit
                             available is reduced by any prior Withdrawal
                             Without Surrender Charge in the same calendar year.
                             LED benefits are based on the life expectancy of
                             the Owner or the joint life expectancies of the
                             Owner and the Beneficiary.

Withdrawal With              Any amounts withdrawn or surrendered in excess of
Surrender Charge             the Withdrawal Without Surrender Charge amount or
                             Life Expectancy Distribution benefit, if
                             applicable, may be subject to a surrender charge.

                             These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table
                             (see Specifications page).

Waiver of Surrender          The surrender charge will be waived if an Owner, or
Charge                       the Annuitant if the Owner is a non-natural person,
                             is physically disabled after the issue date and
                             after being named Owner or Annuitant and before
                             attaining age 65. The Company may require proof of
                             continuing disability, and reserves the right to
                             obtain an examination by a licensed "physician" of
                             its choice and at its expense.

                             "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least
                             12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                             No additional Payments are permitted after this provision becomes effective.


                             DEATH BENEFIT

                             At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death
                             Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of proof of death.

Death Benefit                The Death Benefit will be the greater of:

                                 (a)  the Accumulated Value on the Effective
                                      Valuation Date; or

                                 (b) the sum of the gross payments made under this Certificate prior to the date of death, proportionately reduced to reflect all partial withdrawals.

                                      For each withdrawal, the proportionate
                                      reduction is calculated by multiplying the death benefit under (b), immediately prior to the withdrawal, by the following:

                                                   Amount of the withdrawal
                                                   ------------------------
                                      Accumulated Value immediately prior to the withdrawal

                                      For example assume:

                                      -   the amount of the withdrawal is
                                          $5,000; and

                                      -   the Accumulated Value immediately
                                          prior to the withdrawal is $100,000;
                                          and

                                      -   the death benefit under (b) above is
                                          $110,000;

                                               Amount of the withdrawal           $5,000
                                               ------------------------           ------
                                             Accumulated Value immediately   =    $100,000  =  5%
                                                 prior to the withdrawal

                                      Therefore, the death benefit under (b)
                                      would be reduced by 5% and its value would be $104,500.

Payment of the Death         Unless the Owner has specified otherwise, the Death
Benefit                      Benefit will be paid to the Beneficiary within 7
                             days of the Effective Valuation Date.
                             Alternatively, the Beneficiary may, by a Request in
                             writing, elect to:

                                 (a)  defer distribution of the Death Benefit
                                      for a period no more than 5 years from the date of death; or

                                 (b)  receive distributions over his/her life
                                      expectancy (or over a period not extending beyond such life expectancy).
                                      Distributions must begin within one year from the date of death.

                             The excess, if any, of the Death Benefit over the Accumulated Value will be transferred to the [money market Sub-Account.] The Beneficiary may, by a Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple
                             Beneficiaries, the consent of all is required.

                             If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the Certificate and become the new Owner and Annuitant subject to the following:

                                 (a) the excess, if any, of the Death Benefit over the Certificate's Accumulated Value will be transferred to the [money market
                                      Sub-Account]

                                 (b)  additional Payments may be made; and

                                 (c) any subsequent spouse of the new Owner, if named as the Beneficiary, may not continue the Certificate.

                             THE PAYOUT PHASE

                             ANNUITY BENEFIT

Annuity Options              Annuity Options are available on a fixed, variable
                             or combination fixed and variable basis. The
                             Annuity Options described below or any alternative
                             option offered by the Company may be chosen. If no
                             option is chosen, monthly benefit payments will be
                             made under the Life Annuity with a Ten Year Period
                             Certain.

                             The Owner may also elect to have the Death Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                             Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity         The Owner must select an Annuity Benefit Payment
Benefit Payments             Option. Annuity benefit payments will be paid
                             monthly or at any other frequency currently offered
                             by the Company. If the first payment would be less
                             than the Minimum Annuity Benefit Payment (see
                             Specifications page), a single payment will be made
                             instead. If a life annuity option has been elected,
                             satisfactory proof of the date of birth of the
                             Annuitant must be received at the Principal Office
                             before any payment is made. Also, if a life annuity
                             option has been elected, the Company may require
                             from time to time satisfactory proof that the
                             Annuitant is alive. The annuity benefit payments
                             provided under this Certificate are not less than
                             those required by the state of New York.

Annuity Benefit Payment      In the case of a variable annuity option, the Owner
Change Frequency             must select an Annuity Benefit Payment Change
                             Frequency. This is the frequency of change in the
                             dollar value of the variable annuity benefit
                             payments. For example, if an annual Annuity Benefit
                             Payment Change Frequency is chosen, the dollar
                             value of variable annuity benefit payments will
                             remain constant within each one-year period. The
                             Owner must also select the date of the first
                             change.

Assumed Investment           In the case of a variable annuity option, the Owner
Return                       must select an Assumed Investment Return ("AIR"),
                             from the options currently made available by the
                             Company. This rate is used to determine the initial
                             variable annuity benefit payment and how the
                             payment will change over time in response to the
                             performance of the selected Sub-Accounts. If the
                             actual performance of any selected Sub-Account (as
                             measured by the Net Investment Factor) is equal to
                             the AIR, the annuity benefit payment attributable
                             to that Sub-Account (as measured by the Net
                             Investment Factor) will be constant. If the actual
                             performance of any selected Sub-Account is greater
                             than the AIR, the annuity benefit payment will
                             increase. If the actual performance of any selected
                             Sub-Account (as measured by the Net Investment
                             Factor) is less than the AIR, the annuity benefit
                             payment will decrease.

Reversal of Decision         The Owner may reverse the decision to annuitize by
To Annuitize                 a Request in writing within 90 days after the
                             Annuity Date. Upon receipt of such notice, the
                             Company will place the Certificate back to the
                             Accumulation Phase subject to the following:


                                 (a) The funds applied under a variable annuity option during this period will be treated as if they had been invested in the Accumulation Phase of the Certificate, with the same allocations that were in effect since the Annuity Date.

                                 (b)  The funds applied under a fixed annuity
                                      option during this period will be treated as if they had been invested in the Accumulation Phase of the Certificate, in the Fixed Account since the Annuity Date.

                                 (c)  Any annuity benefit payment paid or
                                      withdrawal taken during this period will be treated as a withdrawal of the Surrender Value as of the date of the payment or withdrawal. Fixed annuity benefit payments will be treated as withdrawals from the Fixed Account.
                                      Variable annuity benefit payments will be treated as withdrawals from the variable
                                      Sub-Accounts. Surrender charges may apply to these withdrawals.

                                 (d)  If the Company learns of the Owner's
                                      decision to reverse after the Maximum
                                      Alternate Annuity Date (see Specifications page). The Owner must immediately select another Annuity Benefit Payment Option.

Annuity Value                The Annuity Value will be the Accumulated Value
                             less any applicable premium tax. For a Death
                             Benefit annuity, the Annuity Value will be the
                             amount of the Death Benefit, less any applicable
                             premium tax. The Annuity Value applied under a
                             variable Annuity Option is based on the
                             Accumulation Unit Value on a Valuation Date not
                             more than four weeks, uniformly applied, before the
                             Annuity Date.

                             The amount of the first annuity benefit payment under all available options except period certain options will depend on the age of the Annuitant on the Annuity Date and the Annuity Value applied.
                             Period certain options are based only on the duration of payments and the Annuity Value.

                             The annuity benefit payments under the Certificate will be equal to or greater than the annuity benefit payments under an immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                 (a)  the surrender value of the Certificate; or

                                 (b)  95% of the Accumulated Value of the
                                      Certificate.

Annuity Unit Values          A Sub-Account Annuity Unit Value on any Valuation
                             Date is equal to its value on the preceding
                             Valuation Date multiplied by the product of:

                                 (a)  a discount factor equivalent to the
                                      Assumed Investment Return, calculated on a daily basis; and

                                 (b)  the Net Investment Factor of the
                                      Sub-Account funding the annuity benefit
                                      payments for the applicable Valuation
                                      Period.

                             The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.



                             Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                             Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity
                             Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units      For each Sub-Account the number of Annuity Units
                             determining the benefit payable is equal to the
                             amount of the first annuity benefit payment divided
                             by the value of the Annuity Unit as of the
                             Valuation Date used to calculate the amount of the
                             first payment. Once annuity benefit payments begin,
                             the number of Annuity Units will not change unless
                             a split, a withdrawal or a transfer is made.

Payment of Annuity           Annuity Benefit Payments are paid to the Owner. By
Benefit Payments             Request in writing, the Owner may direct that
                             payments are made to another person, persons or
                             entity.

                             If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                 (a) If the deceased Owner was the sole Owner, then the remaining annuity benefit payments will be payable to the Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the Certificate.

                                 (b) If the Certificate has joint Owners, then the remaining annuity benefit payments will be payable to the surviving joint
                                      Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the Certificate.

                             TRANSFER

                             After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

                             Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                             There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                             By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of
                             Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing
                             in the same or subsequent contract year(s) will be
                             treated as one transfer for the purposes of the Transfer
                             Provision regardless of how many Sub-Accounts are
                             involved. The arrangement will terminate when the Owner's
                             Request is received at the Principal Office. ( The
                             Company reserves the right to limit the number of
                             Sub-Accounts that may be utilized for automatic
                             rebalancing and to discontinue the arrangement upon
                             advance written notice to the Owner).

                             WITHDRAWAL

                             After the Annuity Date and prior to the death of the Annuitant, the Owner may have the right, if the Payments Guaranteed for a Specified Number of Years annuity option is selected, to make withdrawals. If the Death Benefit is applied under an Annuity
                             Option the Beneficiary may also make withdrawals in accordance with this provision.

                             Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account during any period with (1) trading on the New York
                             Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange
                             Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange
                             Commission such that disposal of portfolio securities or valuation of assets of the Separate
                             Account is not reasonably practicable.

                             Amounts withdrawn that were applied under a fixed
                             Annuity Option will normally be paid within 7 days of receipt of a Request. The Company may defer payment for up to six months from the receipt date.
                             If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or the delay is pursuant to New York law.

Present Value                Over the life of the Certificate, for the Payments
Withdrawal Option            Guaranteed for a Specified Number of Years annuity
                             option, the Owner may request withdrawals which
                             represent a percentage of the Present Value of
                             those remaining annuity benefit payments. Each year
                             a withdrawal is taken under this provision, the
                             Company records the percentage withdrawn. Each
                             withdrawal proportionately reduces future annuity
                             benefit payments. (See proportionate reduction
                             calculation below). The total percentage withdrawn
                             over the life of the Certificate cannot exceed the
                             Present Value Withdrawal Amount (see Specifications
                             page).

                             For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:


                                              Amount of the withdrawal
                                              ------------------------
                             Present Value of all remaining fixed guaranteed annuity benefit payments immediately prior to the withdrawal


                             For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:


                                              Amount of the withdrawal
                                              ------------------------
                             Present Value of all remaining variable guaranteed annuity benefit payments immediately prior to the withdrawal


                             PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                             For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality
                             Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                                   Adjustment
                                                                                   ----------
                              Death of the Annuitant                                  0.00%
                              Withdrawals within 5 years of the Issue Date            1.00%


                             DEATH OF THE ANNUITANT

                             Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

                             ANNUITY BENEFIT PAYMENT OPTIONS

                             PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                             YEARS:

                             Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 5 to 30, or any other period currently made available by the Company.

                             LIFE ANNUITY:

                                 (a)   Single Life - Periodic annuity benefit
                                       payments during the Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

                                 (b)   Joint and Survivor - Periodic annuity
                                       benefit payments during the joint
                                       lifetime of the Joint Annuitants. For
                                       variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units multiplied by the Survivor Annuity
                                       Benefit Percentage. For fixed options,
                                       after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity
                                       Benefit Percentage.

                             ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                             If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                             PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF YEARS

                             Periodic guaranteed payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                             CASH BACK:

                             Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                             ANNUITY OPTION RATE TABLES

                             The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of Certificates. The
                             Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

                              ANNUITY OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED


    Age              Life Annuity with                       Life                           Life Annuity
  Nearest           Payments Guaranteed                     Annuity                         With Cashback
  Payment              For 10 Years

               Male      Female      Unisex       Male      Female      Unisex       Male      Female      Unisex
     50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08       6.67        6.83        8.02       7.22        7.54        6.41       6.11        6.23


                        These tables are based on an annual interest rate of 3%
                                and the Annuity 2000 Mortality Table.

                         MONTHLY ANNUITY BENEFIT PAYMENT

                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                        Joint and Survivor Life Annuity

                                    Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.53    3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25
A
G
E


                        Joint and Two-Thirds Survivor Life Annuity

                                    Older Age



                                    50      55       60       65       70       75      80

Y            50                     3.80    3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     .491    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58
A
G
E


                             These  tables are based on an annual interest rate
                                 of 3 % and the Annuity 2000 Mortality Table.

                                    ANNUITY OPTION TABLES (CONTINUED)

                                    MONTHLY ANNUITY BENEFIT PAYMENT
                               FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                           Number of                 Payments Guaranteed for a Specified
                              Years                            Number of Years
                                5                             17.91

                               10                              9.61

                               15                              6.87

                               20                              5.51

                               25                              4.71

                               30                              4.18


                        These tables are based on an annual interest rate of 3%
                                 and the Annuity 2000 Mortality Table.

                             GENERAL PROVISIONS


Entire Certificate           The entire Certificate consists of this
                             Certificate, any application attached at issue,
                             riders and any endorsements. All statements made by
                             the Owner shall be deemed representations and not
                             warranties and no such statements shall be used in
                             any contest unless it is contained in a written
                             signed application nor, if such statement was made
                             by the an Owner, unless a copy of the application
                             containing such statements is attached to the
                             Certificate when issued. Nothing in the Group
                             Insurance Policy under which this Certificate is
                             issued shall invalidate or impair the rights
                             granted to the Owner by law and by this
                             Certificate. This Certificate is delivered in and
                             governed by the laws of New York. At issue, this
                             Certificate is incorporated into and becomes a part
                             of the Company's Group Variable Annuity Contract
                             No. A3028.NY-00GRPU.

Misstatement of Age          If the age of an individual is misstated, the
                             Company will adjust all benefits payable to that
                             which would be available at the correct age. Any
                             underpayments already made by the Company will be
                             paid immediately. Any overpayments will be deducted
                             from future annuity benefit payments. Any
                             overpayments or underpayments will be charged or
                             credited with interest as applicable, at a rate of
                             6%.

Failure to Notify Company    After the Annuity Date and once notified of the
of Annuitant Death           Annuitant's death, the Company reserves the right
                             to recover any overpaid annuity benefit payments.

Modifications                Only the President or Vice President of the
                             Company, with prior approval of the Superintendent
                             of Insurance, may modify or waive any provisions of
                             this Certificate. Agents or Brokers are not
                             authorized to do so. Modifications will be effected
                             by written endorsement signed by the appropriate
                             officer.

Incontestability             The Company cannot challenge the validity of this
                             Certificate after it has been in force for more
                             than two years from the date of issue.

Change of Annuity Date       The Owner may change the Annuity Date by Request at
                             any time after the issue date. The request must be
                             received at the Principal Office at least one month
                             before the new Annuity Date. To the extent
                             permitted by applicable laws, rules and regulations
                             governing variable annuities, the new Annuity Date
                             must be no later than the Maximum Alternative
                             Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this Certificate equal or exceed those required by the State in which the Certificate is delivered.

Annual Report                The Company will furnish an annual report to the
                             Owner containing a statement of the number and
                             value of Accumulation Units credited to the
                             Sub-Accounts, the value of the Fixed Account, the
                             amount of the death benefit, the surrender value,
                             and any other information required by applicable
                             law, rules and regulations.

Addition, Deletion, or       The Company reserves the right, subject to
Substitution of Investments  compliance with applicable law, and prior approval of the Superintendent of Insurance, to add to,
                             delete from, or substitute for the shares of a Fund
                             that are held by the Sub-Accounts or that the
                             Sub-Accounts may purchase. The Company also
                             reserves the right to


                             eliminate the shares of any Fund no longer available
                             for investment or if the Company believes further
                             investment in the Fund is no longer appropriate for the
                             purposes of the Sub-Accounts.

                             The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment
                             Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of Certificates, or from permitting a conversion between series or classes of Certificates on the basis of requests made by Owners.

                             The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts and Sub-Accounts and to make them available to any class or series of Certificates as the Company considers appropriate.
                             Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other Certificates as may be necessary or appropriate to reflect the substitution or change.
                             If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State of New York.

Changes in Law               The Company reserves the right, with prior approval
                             of the Superintendent of Insurance and the contract
                             Owner, to make any changes to provisions of the
                             Certificate to comply with, or give Owners the
                             benefit of, any federal or State statute, rule, or
                             regulation.

Change of Name               Subject to compliance with applicable law, and with
                             prior approval of the Superintendent of Insurance
                             and the contract Owner, the Company reserves the
                             right to change the names of the Variable Account
                             or the Sub-Accounts.

Federal Tax                  The Variable Account is not currently subject to
Considerations               tax, but the Company reserves the right to assess a
                             charge for taxes if the Variable Account becomes
                             subject to tax, subject to prior notification to
                             the Superintendent of Insurance.

Splitting of Units           The Company reserves the right to split the value
                             of a unit, either to increase or decrease the
                             number of units. Any splitting of units will have
                             no material effect on the benefits, provisions or
                             investment return of this Certificate or upon the
                             Owner, the Annuitant, any Beneficiary, or the
                             Company.

                             Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub
                             Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one
                             Fund share.

Insulation of Separate       The investment performance of Separate Account
                             assets is determined


Account                      separately from the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the Certificates supported by the account will not
                             be charged with liabilities from any other business
                             that the Company may conduct.

Voting Rights                The Company will notify Owners with voting interest
                             of any shareholders meeting at which Fund shares
                             held by each sub-account will be voted and will
                             provide proxy materials, together with a form to be
                             used to give voting instructions to the Company.
                             The Company will vote Fund shares for which no
                             timely instructions have been received in the same
                             proportion as shares of that Fund for which
                             instructions have been received.


         Flexible Payment Individual Deferred Fixed and Variable Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating